Exhibit 5.1 November 8, 2022 AnaptysBio, Inc. 10770 Wateridge Circle, Suite 210 San Diego, CA 92121-5801 Ladies and Gentlemen: We deliver this opinion with respect to certain matters in connection with the offering by AnaptysBio, Inc., a Delaware corporation (the “Company”), of the Company’s common stock, $0.001 par value per share (the “Common Stock”) with an aggregate maximum offering price of up to $150,000,000 (the “Placement Shares”), to be issued from time to time pursuant to that certain Sales Agreement, dated November 8, 2022 (the “Sales Agreement”), between the Company and Cowen and Company, LLC, as the sales agent (the “Sales Agent”). The Placement Shares were registered pursuant to the effective Registration Statement on Form S-3 (File No. 333- 261953) files by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on December 30, 2021 and declared effective on January 11, 2022 (the “Registration Statement”), the base prospectus included therein (the “Base Prospectus”) and the related prospectus supplement dated November 8, 2022 filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Placement Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Sales Agreement. In connection with our opinion expressed below we have examined originals or copies of the Amended and Restated Certificate of Incorporation and Restated Bylaws (together with the Amended and Restated Certificate of Incorporation, as each may be amended, modified or restated, the “Charter Documents”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities (except for the Company) executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated November 8, 2022 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”). We also have assumed that any certificates or instruments representing the Placement Shares, will be, when issued, properly signed by authorized officers of the Company. Furthermore, we assume that any Placement Shares, will not be reissued by the Company in uncertificated form until any previously issued stock certificate

2 representing such issued Placement Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Placement Shares to the purchasers of such Placement Shares on the Company’s record of uncertificated securities. As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters. We are admitted to practice law in the State of California and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing laws of the State of California and(ii) the Delaware General Corporation Law (collectively, the “Applicable Laws”). Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws. In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Placement Shares, there will not have occurred any change in the law or the facts affecting the validity of the Placement Shares, (ii) at the time of the offer, issuance and sale of any Placement Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iii) no future amendments will be made to the Charter Documents that would be in conflict with or inconsistent with the Company’s right and ability to issue the Placement Shares, (iv) at the time of each offer, issuance and sale of any Placement Shares, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Placement Shares so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares, and (v) the purchaser of the Placement Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Placement Shares, as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Placement Shares will not be less than the par value thereof. The Company has informed us that the Company intends to issue the Placement Shares, from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We have assumed that, upon the issuance of any of the Placement Shares, the total number of shares of Common Stock issued and outstanding and reserved for future issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation, as then in effect. Based upon the foregoing, we are of the following opinion that the Placement Shares, to be issued and sold by the Company, have been duly authorized for issuance and, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Common Stock) in the manner contemplated by the Prospectus and in accordance with the resolutions duly adopted and to be duly adopted by the Board and to be duly adopted by the Placement Committee of the Board with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

3 We consent to the use of this opinion as an exhibit to the Company’s periodic report on Form 10-Q and further consent to all references to us, if any, in the Registration Statement, the Prospectus and Sales Agreement Prospectus constituting parts thereof and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder. [Concluding Paragraph Follows on Next Page]

4 This opinion is intended solely for use in connection with the issuance and sale of the Placement Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein. Very truly yours, /s/ Fenwick & West LLP FENWICK & WEST LLP